UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

Neuberger Next Generation Connectivity Fund Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

PO Box 43131 Providence, RI 02940-3131

ACTION NEEDED

We have been trying to get in touch with you regarding an important matter pertaining to your investment in Neuberger Next Generation Connectivity Fund Inc. (NBXG).

It is critical that we speak to you regarding this matter prior to the shareholder meeting on August 6, 2026.  The call will only take a few moments of your time.

Please contact us toll-free at 1 (877) 816-3794 during the following hours of operation:

●
Monday – Friday: 10:00 a.m. to 11:00 p.m. ET
●
Saturday: 12:00 p.m. to 6:00 p.m. ET

At the time of the call, please use the Reference Number listed above.

Thank you in advance for your participation.

This letter was sent by Georgeson LLC, an approved service provider of Neuberger Next Generation Connectivity Fund Inc.

Hi, we need your help regarding the annual meeting of Neuberger Next Generation Connectivity Fund Inc. Make your voice heard by calling (888) 812-3703 and providing reference number <#######> to vote your shares. -Georgeson LLC

Hi, we have been trying to get in touch with you regarding the Annual Meeting of Neuberger Next Generation Connectivity Fund Inc. Make your voice heard by calling (888) 812-3703 and providing reference number <#######> to vote your shares. -Georgeson LLC